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                                                                    EXHIBIT 99-c

                         CONSENT OF MERRILL LYNCH & CO.
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                         [Letterhead of Merrill Lynch]

                                                                    EXHIBIT 99-c

                                             Investment Banking

                                             Corporate and Institutional
                                             Client Group

                                             World Finance Center
                                             North Tower
                                             New York, New York 10281-1330
                                             (212) 449-1000

     We hereby consent to the reference to our opinion letter dated April 4, 1997 to the Board of Directors of Allegheny Power System, Inc. ("Allegheny") relating to the proposed merger described in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement of Allegheny on Form S-4 under the captions "The Merger -- Opinions of Financial Advisors -- APS", "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors -- APS" and "The Merger -- Opinions of Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED

                                          By: /s/ LAUREL A. COBEN
                                            ------------------------------------
                                          Managing Director
                                            Investment Banking Group